                                                                    Exhibit 99.1



(XO LOGO)

FOR IMMEDIATE RELEASE

           XO COMMUNICATIONS ANNOUNCES RESULTS FOR SECOND QUARTER 2003

RESTON, VA -- AUGUST, 14, 2003 -- XO Communications, Inc. today announced revenue and financial performance results for the three and six month periods ending June 30, 2003. Total revenue for the second quarter of 2003 was $283.9 million, compared to $286.1 million reported for the first quarter of 2003, and $325.5 million reported in the second quarter of 2002. For the first half of 2003, total revenue was $570.0 million, compared to $658.9 million for the first half of 2002.

"Since the beginning of the year, XO has increased its direct sales force by 46% to better position the company for new sales opportunities and broader market penetration in select areas. XO intends to leverage the full resources of its sales and marketing efforts while supporting its national customer base," said Carl Grivner, XO CEO.

Of the total revenue reported for the second quarter of 2003, $150.0 million was generated from voice services, which includes revenue from local, long distance and other enhanced voice services, $97.3 million was attributable to data services, which includes Internet access, network access and web hosting and $36.6 million resulted from integrated voice and data services.

On the cost side, the Company has reduced cost of service in both absolute dollars and as a percentage of revenue due to cost optimization and favorable resolution of disputed third party costs. Cost of service for the second quarter of 2003 was $104.9 million (or 37% of revenue) compared to $134.3 million (or 41% of revenue) reported in the second quarter of 2002. Selling, operating and general expense decreased in absolute dollars to $165.0 million for the second quarter of 2003 compared to $188.3 million for the second quarter of 2002.

About XO Communications

XO Communications is a leading broadband communications service provider offering a complete set of communications services, including: local and long distance voice, Internet access, Virtual Private Networking (VPN), Ethernet, Wavelength, Web Hosting and Integrated voice and data services.

XO has assembled an unrivaled set of facilities-based broadband networks and Tier One Internet peering relationships in the United States. XO currently offers facilities-based broadband communications services in more than 60 markets throughout the United States.

The statements contained in this release that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements include those describing XO's expected future operations and results of operations, XO's ability to increase sales results from an expanded sales force, XO's ability to continue to implement effective cost containment measures, and XO's estimate of the length of time that its cash and marketable securities will fund its operations. Management cautions the reader that these forward-looking statements are only predictions and are subject to risks and uncertainties and actual results may differ materially from those indicated in the forward-looking statements as a result of a number of factors. These factors include, but are not limited to, those risks and uncertainties described from time to time in the reports filed by XO Communications, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002 and it's quarterly reports on Form 10-Q for the quarter ended March 31, 2003 and June 30, 2003.

XO, XO Not Just Talk and the XO design logo are trademarks of XO Communications, Inc.

                                  #    #    #


FOR MORE INFORMATION CONTACT:

Dawnyielle Downes/ XO Communications        Michelle Heath/ XO Communications
Media and Industry Analysts                 Financial Analysts
703-547-2682                                703-547-2476

                            XO COMMUNICATIONS, INC.
                Condensed Consolidated Statements of Operations
          (Dollars in thousands, except for share and per share data)

                                                                                               REORGANIZED XO (1)   PREDECESSOR XO
                                                                                               THREE MONTHS ENDED THREE MONTHS ENDED
                                                                                                    JUNE 30,           JUNE 30,
                                                                                                      2003               2002
                                                                                               ------------------ ------------------
                                                                                                   (Unaudited)       (Unaudited)
Revenue                                                                                           $    283,918      $     325,480
Costs and expenses:
        Cost of service                                                                                104,898            134,346
        Selling, operating, and general                                                                165,042            188,253
        Stock-based compensation                                                                            --              8,891
        Depreciation and amortization (2)                                                               27,238            167,843
        Restructuring expense (3)                                                                           --              2,918
                                                                                                  ------------      -------------

Loss from operations                                                                                   (13,260)          (176,771)
Interest income                                                                                          4,671              4,225
Interest expense, net (7)                                                                              (11,687)          (104,419)
Other income (loss), net                                                                                   440                  2
Reorganization expense (4)                                                                                  --            (69,170)
                                                                                                  ------------      -------------

Net income (loss) before cumulative effect of accounting change                                        (19,836)          (346,133)

Cumulative effect of accounting change (5)                                                                  --                 --
                                                                                                  ------------      -------------

Net income (loss)                                                                                      (19,836)          (346,133)

Recognition of preferred stock modification fee, net - reorganization item (6)                              --             78,703
Preferred stock dividends and accretion of preferred stock redemption obligation, net                       --            (19,421)
                                                                                                  ------------      -------------

Net income (loss) applicable to common shares                                                     $    (19,836)     $    (286,851)
                                                                                                  ============      =============

Net income (loss) per common share, basic and diluted:

        Net income (loss) before cumulative effect of accounting change                                  (0.21)             (0.78)
        Cumulative effect of accounting change                                                              --                 --
                                                                                                  ------------      -------------
        Net income (loss)                                                                                (0.21)             (0.78)
        Recognition of preferred stock modification fee, net - reorganization item                          --               0.17
        Preferred stock dividends and accretion of preferred stock redemption obligation, net               --              (0.04)
                                                                                                  ------------      -------------

Net income (loss) per common share, basic and diluted                                             $      (0.21)     $       (0.65)
                                                                                                  ============      =============

Weighted average shares, basic and diluted                                                          95,129,610        442,219,619
                                                                                                  ============      =============

                                                                                               REORGANIZED XO (1)    PREDECESSOR XO
                                                                                                SIX MONTHS ENDED    SIX MONTHS ENDED
                                                                                                   JUNE 30,             JUNE 30,
                                                                                                     2003                 2002
                                                                                               ------------------  -----------------
                                                                                                  (Unaudited)         (Unaudited)
Revenue                                                                                          $    570,011        $     658,885
Costs and expenses:
        Cost of service                                                                               212,404              274,713
        Selling, operating, and general                                                               331,277              393,503
        Stock-based compensation                                                                           --               17,986
        Depreciation and amortization (2)                                                              53,605              329,199
        Restructuring expense (3)                                                                          --                2,918
                                                                                                 ------------        -------------

Loss from operations                                                                                  (27,275)            (359,434)
Interest income                                                                                         7,881                9,765
Interest expense, net (7)                                                                             (21,370)            (225,145)
Other income (loss), net                                                                                  440                 (200)
Reorganization expense (4)                                                                                 --              (70,146)
                                                                                                 ------------        -------------

Net income (loss) before cumulative effect of accounting change                                       (40,324)            (645,160)

Cumulative effect of accounting change (5)                                                                 --           (1,876,626)
                                                                                                 ------------        -------------

Net income (loss)                                                                                     (40,324)          (2,521,786)

Recognition of preferred stock modification fee, net - reorganization item (6)                             --               78,703
Preferred stock dividends and accretion of preferred stock redemption obligation, net                      --              (42,247)
                                                                                                 ------------        -------------

Net income (loss) applicable to common shares                                                    $    (40,324)       $  (2,485,330)
                                                                                                 ============        =============

Net income (loss) per common share, basic and diluted:

        Net income (loss) before cumulative effect of accounting change                                 (0.42)               (1.46)
        Cumulative effect of accounting change                                                             --                (4.24)
                                                                                                 ------------        -------------
        Net income (loss)                                                                               (0.42)               (5.70)
        Recognition of preferred stock modification fee, net - reorganization item                         --                 0.17
        Preferred stock dividends and accretion of preferred stock redemption obligation, net              --                (0.09)
                                                                                                 ------------        -------------

Net income (loss) per common share, basic and diluted                                            $      (0.42)       $       (5.62)
                                                                                                 ============        =============

Weighted average shares, basic and diluted                                                         95,071,784          442,212,843
                                                                                                 ============        =============

                             XO COMMUNICATIONS, INC.
                      Condensed Consolidated Balance Sheets
                             (Dollars in thousands)

                                                                                                         REORGANIZED XO (1)
                                                                                               -------------------------------------
                                                                                                     AS OF               AS OF
                                                                                                    JUNE 30,           MARCH 31,
                                                                                                      2003               2003
                                                                                               ------------------  -----------------
                                                                                                  (Unaudited)         (Unaudited)
Cash and marketable securities                                                                    $    363,408      $     538,380
Investment in debt securities                                                                          158,516                 --
Accounts receivable, net                                                                               109,415            105,549
Property and equipment, net                                                                            475,288            476,509
Fixed wireless licenses and other intangibles, net                                                     122,596            129,137
Other assets, net                                                                                       64,808             74,368
                                                                                                  ------------      -------------
        Total assets                                                                              $  1,294,031      $   1,323,943
                                                                                                  ============      =============
Accounts payable and accrued expenses, not
        subject to compromise                                                                     $    338,105      $     361,761
Long-term debt (7)                                                                                     517,274            507,868
Total stockholders' equity (deficit)                                                                   438,652            454,314
                                                                                                  ------------      -------------
        Total liabilities and stockholders' equity (deficit)                                      $  1,294,031      $   1,323,943
                                                                                                  ============      =============

            FOOTNOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(1) On January 16, 2003, XO emerged from its Chapter 11 reorganization proceedings with a significantly restructured balance sheet due to the implementation of fresh start accounting under the provisions of AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganziation under the Bankruptcy Code," ("SOP 90-7"). Fresh start accounting required XO to adjust the historical cost of its assets and liabilities to their fair values as determined based upon the total reorganization value of the reorganized company and that such value be allocated to the entity's net assets. The accompanying balance sheet illustrates the impact of this revaluation. The accompanying consolidated statements of operations reflect the impact of the revaluation on ongoing operations.

(2) The implementation of fresh start accounting resulted in a reduction of the carrying value of XO's property and equipment and fixed wireless licenses and other intangibles to their estimated fair value, which is significantly lower than historical cost. As a result, depreciation and amortization expense decreased in comparison to the prior period.

(3) Restructuring expenses for the period ended June 30, 2002 include involuntary severance benefits for employees whose employment was terminated as part of restructuring efforts during the quarter.

(4) Reorganization expenses for the period ended June 30, 2002 include charges for adjustments of the historical carrying amounts of our debt to the estimated allowed claim by the Bankruptcy Court and professional fees directly related to our bankruptcy filing and plan of reorganization.

(5) On January 1, 2002, XO performed the impairment tests of goodwill as required by Statement of Financial Accounting Standards No. 142 ("SFAS No. 142"). Under SFAS No. 142, goodwill and intangibles with indefinite lives are no longer amortized but must be tested for impairment annually or more frequently if an event indicates that the asset might be impaired. This impairment test under SFAS No. 142 is based on fair values determined by using market prices, current prices for similar assets and liabilities, or a discounted cash flow methodology. Based on these tests, XO recorded a $1,876.6 million impairment charge to write-off all of XO's goodwill as a cumulative effect of accounting change during the first quarter of 2002.

(6) As we filed Chapter 11 during June 2002, we adjusted our preferred stock to its estimated allowed claim amount for the period ended June 30, 2002. Accordingly, the deferred modification fee that we had been periodically recognizing was fully recognized. Additionally, we wrote off certain issuance costs totaling $11.7 million and recognized certain purchase accounting adjustments related to our preferred stock totaling $8.9 million as other preferred stock reorganization items, net.

(7) Long-term debt of Reorganized XO represents the outstanding principal amount of loans under an amended and restated credit agreement, pursuant to the terms of XO's Plan of Reorganization. At June 30, 2003, long-term debt consisted of $500.0 million principal amount outstanding on the amended credit agreement and accrued interest thereon totaling $17.3 million.

                             XO COMMUNICATIONS, INC.
                                 OPERATING DATA
                                   (UNAUDITED)

                                                    As of      As of       As of         As of        As of
                                                   June 30,  March 31,  December 31,  September 30,  June 30,
                                                     2003      2003         2002          2002         2002
                                                   --------  ---------  ------------  -------------  --------
Route miles (in thousands)                             23.7       23.7        23.7          23.6         23.4
Fiber miles (in thousands)                          1,158.2    1,152.7     1,245.3       1,232.4      1,224.5
On-net buildings                                      2,338      2,400       2,395         2,391        2,405
Customers (in thousands)                               87.2       89.8        91.8          96.0         99.2
Average monthly revenue per customer               $  1,045   $  1,013    $  1,031      $    997     $  1,046
Employees                                             5,026      4,933       5,093         5,160        5,244

                           OPERATING DATA DEFINITIONS
--------------------------------------------------------------------------------

ROUTE MILES - The number of constructed miles of the telecommunications path in which XO-owned or controlled fiber optic cables are installed. These include metro and inter-city miles and exclude wavelength capacity.

FIBER MILES - The number of route miles, as defined above, multiplied by XO's estimate of the number of fibers along that path.

ON-NET BUILDINGS - Buildings connected to our networks by either XO-owned or controlled cable or fixed wireless antenna.

CUSTOMERS - The number of revenue-generating invoices as of the end of the respective period. This statistic excludes customers of XO's European operations, which was disposed of in February 2002, as well as consumer dial up and shared hosting accounts.

AVERAGE MONTHLY REVENUE PER CUSTOMER - Represents revenue for the quarter divided by the average monthly customer count for the quarter determined based on the number of customers (as defined above) at the end of each month within the quarter. This calculation excludes both the associated revenue and customer counts for XO's disposed European operations as well as consumer dial-up and shared hosting accounts. Average monthly revenue per customer is not a measure under GAAP but rather, it is a measure employed by management to view revenue results adjusted for revenue derived from products whose pricing and customer mix is not representative. XO uses average monthly revenue per customer only as a supplemental measure of XO's revenue performance. XO's method of computation may not be comparable to other similarly titled measures used by other companies. Average monthly revenue per customer is presented because it illustrates XO's ability to sell additional services to its customer base in order to maximize customer revenue. XO believes average monthly revenue per customer is a meaningful indicator that can be used by investors to analyze and compare XO's revenue performance between periods and to compare the revenue performance of other companies.

The following is a reconciliation of quarterly revenue to average monthly revenue per customer.

                                                    As of      As of       As of         As of        As of
                                                   June 30,  March 31,  December 31,  September 30,  June 30,
                                                     2003      2003         2002          2002         2002
                                                   --------  ---------  ------------  -------------  --------
Quarterly revenue (in thousands)                   $283,918   $286,093    $299,442      $301,526     $325,480
Less: Europe, shared hosting and consumer dial-up
  quarterly revenue (in thousands)                    8,535      9,895      10,290        11,075       11,585
                                                   --------   --------    --------      --------     --------
Quarterly revenue applicable to revenue per
  customer calculation (in thousands)              $275,382   $276,198    $289,152      $290,451     $313,895
Average customer count excluding Europe, shared
  hosting and consumer dial-up (in millions)           87.9       90.9        93.5          97.1        100.0
                                                   --------   --------    --------      --------     --------
Quarterly revenue per customer                     $  3,134   $  3,038    $  3,093      $  2,991     $  3,139
Average monthly revenue per customer (quarterly
  revenue per customer divided by 3)               $  1,045   $  1,013    $  1,031      $    997     $  1,046
                                                   ========   ========    ========      ========     ========